 EXHIBIT 6.6

AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of January 24, 2019, (the “Modification Effective Date”) between IRON BRIDGE MORTGAGE FUND, LLC, an Oregon limited liability company whose address is 755 SW Barnes Road, Suite 420, Portland, Oregon 97225 (“Borrower”), and WESTERN ALLIANCE BANK, an Arizona corporation whose address is 2701 East Camelback Road, Suite 110, Phoenix, Arizona 85016 (“Alliance” or “Lender”).

I. RECITALS:

A. Obligations Owing to Alliance. Borrower is obligated to Alliance in the principal amount of up to Forty Million and 00/100 Dollars ($40,000,000.00) in connection with a revolving line of credit (the “Loan”), which is evidenced by among other documents, that certain Loan and Security Agreement, dated effective December 22, 2015, as amended by that certain Amendment No. 1 to Loan and Security Agreement, dated effective March 20, 2017, and that certain Amendment No. 2 to Loan and Security Agreement, dated effective January 1, 2018, and that certain Amendment No. 3 to Loan and Security Agreement, dated effective August 16, 2018 (as amended from time to time, the “Loan Agreement”). The Loan is further evidenced by that certain Amended and Restated Promissory Note, dated January 1, 2018 in the stated principal amount of up to Forty Million and 00/100 Dollars ($40,000,000.00) (the “Note”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B. Security for Repayment and Satisfaction of Obligations Owing to Lender. As security for repayment of the Loan, Lender holds (among other things) valid, perfected, and enforceable liens and security interests in the Collateral.

C. Loan Documents. The obligations set forth in paragraph A above, and the Security Interests of Lender in the Collateral described in paragraph B above are evidenced by (among other things) the following “Loan Documents,” as amended, modified or superseded from time to time:

1. The Loan Agreement;

2. The Note;

3. A Uniform Commercial Code financing statement;

4. Amended and Restated Guaranty dated January 1, 2018 (“Guaranty”), executed by Gerald Stascausky (“Guarantor”) in favor of Lender; and

5. All other documents delivered by Borrower in relation to the Loan, including amendments, modifications, and extensions thereto.

D. Request for Modifications of Loan Documents. Borrower has requested certain modifications to the Loan Documents. Lender agrees to accommodate Borrower’s request for modifications to the Loan Documents, so long as Borrower satisfies all of the conditions set forth in Section II.2. below, and provided that Borrower complies with the terms of this Amendment and all other obligations under the Loan Documents.

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II. AGREEMENT.

For present and fair consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. INCORPORATION OF RECITALS.

The foregoing Recitals are hereby incorporated into and made a part of this Amendment. Borrower acknowledges and confirms that each of the foregoing Recitals is true and correct.

2. CONDITIONS.

2.1 Conditions to Loan Modifications. The modification of the Loan Documents pursuant to this Amendment are expressly conditioned upon the prior satisfaction of the following:

(a) Delivery of this Agreement. Borrower shall deliver to Lender a fully- executed copy of this Amendment.

(b) Consent and Affirmation of Guaranty. Guarantor shall consent to and confirm the modification of the Loan Documents and shall ratify and affirm all Guarantor documents, including the Guaranty.

(c) Delivery of a Consent and Agreement of Subordinated Parties. The parties to the Subordination Agreement shall deliver to Lender a Consent and Agreement of Subordinated Parties, a copy which is attached as Exhibit A to this Amendment.

(d) Certificates of Authority. Borrower shall deliver to Lender certificates of authority (in form and substance acceptable to Lender), certifying as to the authority of Borrower to enter into this Amendment, and to perform their respective duties and obligations thereunder.

(e) No Defaults. There does not exist any default or Event of Default by Borrower under the Loan Documents (as modified hereby).

(f) Miscellaneous. Borrower shall perform or cause to be performed such additional conditions and shall deliver or cause to be delivered to Lender such additional documentation as Lender may require in Alliance’s sole and absolute discretion.

2.2 Continued Effect of Loan Documents. Except as otherwise provided herein, all Loan Documents and other documents and agreements between or among Lender and Borrower shall remain in full force and effect.

2.3 No Accommodations Without Satisfaction of All Conditions. Upon satisfaction of all of the conditions set forth above, Lender agrees to modify the Loan Documents as provided below.

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3. MODIFICATION OF LOAN DOCUMENTS. Subject to the terms and conditions of this Amendment, the Loan Documents are modified as follows:

3.1 Stated Interest Rate. Sections 3(a)-3(c) of the Note are deleted in their entirety and the following is hereby added in lieu thereof:

“3. Stated Interest Rate. Except as provided in Section 4 below, the principal balance outstanding hereunder from time to time shall bear interest at the Stated Interest Rate.

(a) During the Revolving Loan Period, the Stated Interest Rate shall be equal to the greater of: (a) a per annum rate equal to 3.50% plus the LIBOR Rate from time to time in effect; and (b) 4.75% per annum. The “LIBOR Rate” means the 1 month London Interbank Offered Rate (“LIBOR”) which is identified and published by ICE Benchmark Administration for loans in United States dollars as obtained by Lender from Bloomberg Financial Service System (or, if no longer available, any similar or successor publication selected by Lender). The LIBOR Rate shall initially be determined on the date of this Agreement and shall thereafter be adjusted monthly on the first day of each calendar month to be the LIBOR determined by Lender to be in effect on such date. If Lender determines (which determination shall be conclusive absent manifest error) that LIBOR ceases to exist or is no longer available, then commencing on the next reset date following the cessation of LIBOR, the interest rate hereunder shall be replaced with such alternate base rate and spread as Lender determines in its sole and absolute discretion to be most comparable to the then-current interest rate, provided, if there is an industry-accepted successor base rate and spread, Lender may substitute such successor base rate and spread for the interest rate hereunder in Lender’s sole and absolute discretion.

(b) During the Term Loan Period, the Stated Interest Rate shall be equal to the greater of: (a) a per annum rate equal to 3.50% plus the LIBOR Rate from time to time in effect; and (b) 4.75% per annum.

(c) Borrower acknowledges that the LIBOR Rate may not represent the most favorable interest rate from time to time offered by Alliance to its borrowers, the LIBOR Rate may increase or decrease during the time this Note remains outstanding, and the amount by which the LIBOR Rate may increase or decrease is not limited as to increases or decreases that may occur on any day or while this Note remains outstanding.”

3.2 Defaults Under Agreement. Each of the Loan Documents is modified to provide that it shall be an Event of Default if Borrower fails to pay or perform any of its duties or obligations under this Amendment or under any of the other Loan Documents, subject to any applicable cure periods set forth in the Loan Documents Further, it shall be an Event of Default under each of the Loan Documents if any representation or warranty made by Borrower set forth in this Amendment is materially incomplete, incorrect, or misleading.

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4. EFFECT OF MODIFICATION; NO NOVATION. The Loan Documents are amended and modified in a manner consistent with the modifications contained in this Agreement. To the extent not expressly modified herein, all other terms of the Loan Documents shall remain in full force and effect and Borrower hereby expressly ratifies and affirms the Loan Documents and agrees to be bound thereby. The terms and conditions of the Loan Documents, and the indebtedness evidenced thereby, are and will remain in full force and effect, as modified by this Agreement, and hereby ratified and confirmed by Borrower and shall not constitute a novation. All such indebtedness shall continue to be secured by, among other things, the Loan Agreement (as the same may be modified or amended herein and from time to time). The liens and security interests granted to Lender in the Collateral also remain in full force and effect.

5. REPRESENTATIONS AND WARRANTIES OF BORROWER. Each Borrower represents and warrants to Lender as follows:

5.1 No Adverse Claims. Borrower has no claims, counterclaims, defenses, off sets, or recoupments of any kind against Lender with respect to the Loan and its obligations to Lender under the Loan Documents, or the liens and security interests of Lender in the Collateral.

5.2 Valid and Binding Obligations Owing to Alliance. The Loan Documents as modified by this Amendment are the legal, valid, and binding obligations of Borrower. Any person executing this Amendment for Borrower in a representative capacity confirms and acknowledges that he or she has full authority to bind Borrower to the terms and conditions of this Amendment.

5.3 Requisite Power and Authority. Borrower is validly existing under the laws of the jurisdiction of its formation and organization, and has the requisite power and authority to execute and deliver this Amendment to Lender and to perform all obligations under the Loan Documents as modified by this Amendment.

5.4 No Third Party Consents Required. No consent, license, permit, approval or authorization of any person, entity or governmental authority is required in connection with Borrower’s execution, delivery and performance of this Amendment by Borrower.

5.5 No Bankruptcy Proceeding. As of the date of this Amendment, Borrower is not the subject of a pending bankruptcy proceeding and Borrower is not aware of any threatened bankruptcy proceeding against Borrower.

5.6 Consultation with Counsel. Borrower acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Amendment. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment to be drafted.

5.7 Accuracy of Information. All written information provided by Borrower to Lender in furtherance of the transactions contemplated by this Amendment or in or accompanying any loan application, financial statement, certificate, or other document, and all other written information delivered by or on behalf of Borrower in connection with this Amendment is correct and complete in all material respects as of the date of such information, and there are no omissions in any of the information that result in such information being materially incomplete, incorrect, or misleading as of the date of such information. Borrower does not have any knowledge of any material change in any of the information that has not been disclosed to Lender in writing on or before the date of this Amendment. All financial statements (other than projections) were prepared in accordance with GAAP and accurately present the financial condition of Borrower.

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6. AFFIRMATIVE COVENANTS OF BORROWER.

6.1 Further Assurances. Borrower will perform (and cause to be performed) such acts, and will execute, deliver, and provide (or cause to be executed, delivered and provided) Lender with any documents, agreements, or instruments as Lender may require in order to carry out the terms and conditions of this Amendment. Without limiting the foregoing, Borrower will execute such documents requested by Lender to confirm, reaffirm, or otherwise secure Alliance’s liens and security interests on all existing and hereafter acquired Collateral.

6.2 Release of Alliance. In consideration of the benefits provided by Lender through this Amendment, each Borrower hereby fully, finally, and absolutely and forever releases and discharges Lender and its present and former directors, shareholders, officers, employees, agents, representatives, attorneys, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns (the “Released Parties”), for, from, and against any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of the Borrower and, whether now known or unknown to the Borrower, and whether contingent or matured: (i) in respect of any of the Loan Documents, or the actions or omissions of Lender occurring prior to the date of this Amendment in respect of the obligations, or any duties under the Loan Documents; and (ii) arising from events occurring prior to the date of this Amendment. Each Borrower acknowledges that it has been informed by their attorneys, and are aware of and familiar with the general principle of law which provides that a general release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with a debtor (the “Unknown Claims”). To the extent applicable, each Borrower expressly waives and relinquishes all rights and benefits they may have under the principle of law relating to the release of Unknown Claims.

6.3 Reimbursement of Alliance’s Costs and Expenses. Borrower will reimburse Lender for all of its costs and expenses (including appraisal, recording/filing and attorneys’ fees) reasonably incurred in relation to the preparation and negotiation of this Amendment.

7. EXECUTION AND DELIVERY OF AGREEMENT BY LENDER. Lender is not bound by this Amendment until Lender has executed and delivered this Amendment to Borrower.

8. BINDING EFFECT. The Loan Documents, as modified by this Amendment, will be binding upon and will inure to the benefit of Borrower and Lender and their respective successors and assigns.

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9. COUNTERPARTS. This Amendment may be signed in any number of counterparts, all of which together shall constitute one document. Email or other electronic copies of signatures will be deemed acceptable as original signatures.

10. NOTICES. Any notice or other communication required or permitted hereunder or under this Amendment shall be done in the manner described in the Loan Agreement.

11. ATTORNEYS’ FEES. In the event of any dispute between the parties arising out of or in connection with this Amendment, the party which prevails in the dispute will be reimbursed by the other party for reasonable attorneys’ fees, costs and expenses incurred by such prevailing party in connection with the dispute.

12. CHOICE OF LAW/VENUE. This Amendment will be governed by and construed in accordance with federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Arizona, without giving effect to any conflicts of law principles. Borrower agrees that the exclusive venue for any voluntary or involuntary bankruptcy of Borrower will be the United States Bankruptcy Court for the District of Arizona (Phoenix Division), and that the exclusive venue for any litigation or disputes arising under or with respect to the Loan Documents or this Amendment will be in Maricopa County, Arizona.

13. CONFLICTS, INCONSISTENCIES. In the event of any conflict or inconsistency between the terms and provisions of this Amendment and the terms and provisions of the Loan Documents, the terms and provisions of this Amendment shall control to the extent necessary to resolve such conflict or inconsistency.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment No.4 to Loan and Security Agreement as of the date first set forth above.

ALLIANCE: WESTERN ALLIANCE BANK, an Arizona corporation

By:	/s/ Seth Davis
Seth Davis
Its:	Senior Vice President

Address for Notices:

Western Alliance Bank 2701 East Camelback Road, Suite 110 Phoenix, Arizona 85016 Attention: Seth Davis E-mail: sdavis@westemalliancebank.com

With a copy to:

Western Alliance Bank 2701 East Camelback Road, Suite 110 Phoenix, Arizona 85016 Attention: Elizabeth Mix E-mail: emix@westemalliancebank.com

BORROWER: IRON BRIDGE MORTGAGE FUND, LLC, an Oregon limited liability company

By:	Iron Bridge Management Group, LLC, an Oregon limited liability company
Its:	Manager

By:	/s/ Gerard Stascausky
Gerard Stascausky
Its:	Sole Member

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